UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2024
MarketWise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39405	87-1767914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1125 N. Charles St.
Baltimore, Maryland 21201
(Address of principal executive offices, including zip code)

(888) 261-2693
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MKTW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 13, 2024, the Compensation Committee of the Board of Directors (“Board”) of MarketWise, Inc. (the “Company”) approved the 2024 Employee Compensation Structure (the “2024 Compensation Structure”), effective July 1, 2024. The 2024 Compensation Structure provides four levels of compensation comprising of base salaries and bonuses for employees. All bonuses will be paid in a blend of cash and restricted stock units with a four-year vesting schedule. In addition, employees will be eligible for initial restricted stock units calculated as a percentage of their base salary, with a four-year vesting schedule. All awards of restricted stock unit will be approved by the Board (or its applicable Committee) and made pursuant to and under the terms of MarketWise 2021 Incentive Award Plan. The 2024 Compensation Structure is applicable to employees of the Company, including the principal financial officer, Erik Mickels, the Chief Information Officer, Marco Galsim, and other executive officers of the Company, except for the Chief Executive Officer.
In connection with the new 2024 Compensation Structure, Mr. Mickels’ base salary will be $1,000,000 retroactively as of January 1, 2024 and Mr. Galsim’s base salary will be $525,000 effective prospectively as of July 1, 2024.
Mr. Mickels and Mr. Galsim will also be eligible to receive an annual bonus (the "Annual Bonus") equal to 100% of their respective base salaries, based on the achievement of key performance metrics established by the Company; provided that, depending on the results of the Company, the Annual Bonus may be higher or lower. If the Company achieves superior key performance metrics, then Mr. Mickels and Mr. Galsim will each be eligible to receive an Annual Bonus up to 200% of their respective base salaries; provided further that, if the Company does not achieve annual target key performance metrics but only achieves threshold key performance metrics, then Mr. Mickels and Mr. Galsim will each be eligible to receive an Annual Bonus of at least 50% of their respective base salaries. If threshold key performance metrics are not achieved, then Mr. Mickels and Mr. Galsim will not receive an Annual Bonus for such year. The Company may pay the Annual Bonus in any combination of cash or restricted stock units pursuant to the terms and conditions of the MarketWise 2021 Incentive Award Plan, as approved by the Board (or its applicable committee).
Mr. Mickels’ Annual Bonus structure described above is in lieu of any future equity awards (including the award for achieving the Share Price Milestone and the annual equity award with a target economic value of $750,000) and future cash incentive bonuses (including the guaranteed cash bonus of $500,000) under Mr. Mickels’ Letter Agreement dated July 6, 2023.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MarketWise, Inc.

Date: May 17, 2024	By:	/s/ Erik Mickels
	Name:	Erik Mickels
	Title:	Chief Financial Officer